QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on February 1, 2002

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BMC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0169210 (I.R.S. Employer Identification No.)
One Meridian Crossings, Suite 850 Minneapolis, MN (Address of Principal Executive Offices)	55423 (Zip Code)

BMC INDUSTRIES, INC. SAVINGS AND PROFIT SHARING PLAN
(Full title of the plan)

Jon A. Dobson
Vice President, General Counsel and Secretary
BMC Industries, Inc.
One Meridian Crossings, Suite 850
Minneapolis, MN 55423
(952) 851-6000
(Name, address and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
Immediately upon the filing of this Registration Statement

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, no par value per share	298,970	$2.60	$777,322.00	$185.78

Interests in the Plan(2)	—	—	—	—

(1)
Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the amount of the registration fee, based on the average between the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on January 28, 2002.

(2)
In addition, pursuant to Rule 416(c) under the Securities Act this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculations are made for plan interests.

Introduction

        This Registration Statement on Form S-8 is being filed by BMC Industries, Inc., a Minnesota corporation (the "Company" or "Registrant"), relating to the BMC Industries, Inc. Savings and Profit Sharing Plan (the "Plan").

Part I

INFORMATION REQUIRED
IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

        Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.    Registrant Information and Employee Plan Annual Information.

        Not required to be filed with the Commission.

        Note: The documents containing the information specified in Part I of this Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED
IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents have been filed by the Company with the Commission and are incorporated by reference in this Registration Statement as of their respective dates:

          (1)  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 1587692);

          (2)  The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 (File No. 1786828);

          (3)  All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2000; and

          (4)  The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

        In addition, all reports and other documents filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 2000, and the related financial statement schedule included therein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference and included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Article X of the Company's Second Restated Articles of Incorporation provides that directors, officers, employees and agents, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by applicable state law.

        Minnesota Statutes, Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

        The Company also maintains a directors and officers liability insurance policy, including a reimbursement policy in favor of the Company.

Item 7.    Exemptions from Registration Claimed.

        Not applicable. No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.    Exhibits.

Exhibit No.
5.1	Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).

        The Registrant hereby undertakes that it will submit or have submitted in a timely manner the Plan and any amendment thereto to the Internal Revenue Service for purposes of obtaining a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan.

Item 9.    Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 1, 2002.

BMC INDUSTRIES, INC.
By:	/s/ PAUL B. BURKE Paul B. Burke Chief Executive Officer (principal executive officer)
By:	/s/ CURTIS E. PETERSEN Curtis E. Petersen Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Paul B. Burke and Curtis E. Petersen, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 1, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ PAUL B. BURKE Paul B. Burke	Chairman of the Board and Chief Executive Officer
/s/ CURTIS E. PETERSEN Curtis E. Petersen	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)
/s/ JOHN W. CASTRO John W. Castro	Director
/s/ H. TED DAVIS H. Ted Davis	Director
/s/ JOE E. DAVIS Joe E. Davis	Director
/s/ HARRY A. HAMMERLY Harry A. Hammerly	Director

        Pursuant to the requirements of the Securities Act of 1933, the persons who administer the BMC Industries, Inc. Savings and Profit Sharing Plan have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 1, 2002.

BMC INDUSTRIES, INC. SAVINGS AND PROFIT SHARING PLAN
By:	/s/ PAUL B. BURKE Paul B. Burke Chief Executive Officer

INDEX TO EXHIBITS

No.	Item	Method of Filing
5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith.
23.1	Consent of Ernst & Young LLP	Filed herewith.
23.2	Consent of Oppenheimer Wolff & Donnelly LLP	Included in Exhibit 5.1.
24.1	Power of Attorney	Included on signature page of this Registration Statement.

QuickLinks

Introduction
Part I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemptions from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS